Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

          In connection with the Quarterly Report of China BAK Battery, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2006 as filed with the Securities Exchange Commission on the date hereof (the “Report”). I, Li Xiangqian, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Li Xiangqian

Li Xiangqian
Chief Executive Officer
May 10, 2006